Exhibit 99.1

Mercury Computer Systems Reports First Quarter Fiscal 2010 Results

First quarter operating results highlights include:

Revenues of $47.4 million

Book-to-bill ratio of 1.03-to-1

Operating cash flow of $2.5 million

GAAP diluted earnings per share from continuing operations of $0.19

Adjusted EBITDA of $7.8 million

CHELMSFORD, Mass., Oct. 27 /PRNewswire-FirstCall/ — Mercury Computer Systems, Inc. (NASDAQ: MRCY) reported operating results for its first quarter of fiscal 2010 ended September 30, 2009. All results are presented and compared on a continuing operations basis, with prior year results reclassified for fiscal 2009 divestitures.

First Quarter Fiscal 2010 Results

First quarter revenues were $47.4 million, an increase of $2.6 million over the first quarter of the prior fiscal year. Revenues from defense customers increased by $7.4 million over the prior year’s first quarter; however, this increase was partially offset by a decline in revenues from commercial customers.

First quarter GAAP income from continuing operations was $4.4 million, or $0.19 per diluted share, as compared with GAAP income from continuing operations of $1.4 million, or $0.06 per diluted share, for the prior year’s first quarter.

Beginning with the first quarter of fiscal 2010, Mercury changed its non-GAAP measure for reporting financial performance to adjusted EBITDA (earnings from continuing operations before interest income and expense, income taxes, depreciation, amortization of acquired intangible assets, restructuring, impairment of long-lived assets and stock-based compensation costs). First quarter GAAP income from continuing operations includes approximately $0.9 million in tax expense, $1.3 million in depreciation expense, $0.4 million in amortization of acquired intangible assets, $0.5 million in stock-based compensation costs, $0.3 million in restructuring expense and a negligible amount of net interest income. Excluding the impact of these charges, first quarter adjusted EBITDA was $7.8 million.

Cash flows from operating activities were a net inflow of $2.5 million in the first quarter of fiscal 2010 as compared with $2.6 million in the first quarter of fiscal 2009. Free cash flow in the first quarter of fiscal 2010 was a net inflow of $1.7 million after deducting cash outflows for capital expenditures of $0.8 million. Cash, cash equivalents, and marketable securities as of September 30, 2009, were $94.0 million, an increase of $2.1 million from June 30, 2009.

“Our priority for fiscal 2010 is driving growth and profitability in Mercury’s business, and the first quarter was an excellent start in that direction,” said Mark Aslett, President and CEO, Mercury Computer Systems. “Revenue and GAAP income from continuing operations both exceeded the high end of our guidance range, and we continued to make good progress improving the underlying operations of the business.”

“The work we have done to strengthen our core defense business and penetrate the high-growth intelligence, surveillance and reconnaissance (ISR) market was evident in our results this quarter,” Aslett said. “Including ACS and our emerging defense businesses — services and systems integration within ACS and Mercury Federal Systems — defense bookings were up 11 percent from the first quarter of fiscal 2009 to $37.9 million. Year-over-year total defense revenue increased 22 percent, and our defense backlog grew 35 percent.”

“Looking ahead, we currently believe the defense spending environment will remain favorable for our business,” said Aslett. “We expect to capitalize on this opportunity by continuing to improve our product velocity and winning new designs. In addition, our focus on ISR through ACS services and systems integration and Mercury Federal places us in the most attractive spaces within the overall defense electronics market. Although we will be challenged in the second quarter of fiscal 2010 by continued weakness in our commercial business and the temporary delay of a large defense order, we believe that Mercury is positioned for renewed growth in the second half of fiscal 2010 and beyond.”

Backlog

Mercury’s total backlog at the end of the first quarter was $99.4 million, a $1.2 million sequential increase from the fourth quarter of fiscal 2009, and a $20.2 million increase from the first quarter last year. Of the first quarter total backlog, $62.4 million represents orders scheduled to be shipped over the next 12 months. The book-to-bill ratio was 1.03 to 1 for the first quarter.

Revenues by Operating Unit

Advanced Computing Solutions (ACS) — Revenues for the first quarter from ACS were $45.3 million, representing an increase of $0.7 million from the first quarter of fiscal 2009 primarily due to an increase in revenues from defense customers. Approximately 85 percent of ACS revenues for the quarter related to defense business, as compared to approximately 74 percent in the first quarter last year.

Mercury Federal Systems (MFS) — Beginning in the first quarter of fiscal 2010, the Emerging Businesses segment has been renamed “Mercury Federal Systems (MFS)” as this segment consists solely of Mercury’s wholly-owned subsidiary, Mercury Federal Systems, Inc. Revenues for the first quarter from MFS were $3.1 million.

The revenues by operating unit do not include adjustments to eliminate any inter-segment revenues.

Business Outlook

This section presents our current expectations and estimates, given current visibility, on our business outlook for the upcoming fiscal quarter. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should consider all of the risks, including those listed in the Safe Harbor Statement below, with respect to these estimates, and make themselves aware of the risk factors that may impact our actual performance.

For the second quarter of fiscal 2010, revenues are expected to be in the range of approximately $40.0 million to $42.0 million. At this range, GAAP losses from continuing operations per share are expected to be in the range of $(0.08) to $(0.04).

Beginning with the first quarter of fiscal 2010, Mercury changed its non-GAAP measure for reporting financial performance to adjusted EBITDA (earnings from continuing operations before interest income and expense, income taxes, depreciation, amortization of acquired intangible assets, restructuring, impairment of long-lived assets and stock-based compensation costs). Adjusted EBITDA for the second quarter of fiscal 2010 is expected to be in the range of $0.6 million to $1.9 million.

Recent Highlights

July — Mercury’s newest FPGA-based digital receiver, the first in a new family of innovative, ultra- high-performance digital receivers, was selected for the Editor’s Choice Award by VME and Critical Systems, a leading industry publication. The Echotek DCM-V5-VXS spearheads a new family of VXS-based A/D and D/A products that lead the industry in extracting clear signals from electronic clutter. Engineered for applications that require data-conversion flexibility coupled with extreme FPGA processing power, the DCM-V5-VXS incorporates VITA 57 FMC-compliant mezzanine cards and the largest available Xilinx FPGA processors to address tough mixed-signal computing problems as a cost-effective, single-slot solution. Moreover, high-speed data-transfer interfaces combine with a network of datapaths, making it one of the highest performing digital receivers available on the market today.

July — Mercury announced that it received a $2.7 million production order from General Atomics Aeronautical Systems, Inc. (GA-ASI, www.ga-asi.com) to provide RACE++ Series rugged computing modules for the Predator unmanned aircraft system (UAS) Lynx Block 20 synthetic aperture radar (SAR) technology upgrade. Since 1998, Mercury has continued to provide its scalable RACE Series and RACE++ Series computing modules and software to enable high-performance signal processing for multiple generations of GA-ASI’s Lynx SAR product line. The Lynx family of SAR reconnaissance and surveillance systems, along with Mercury’s signal processing modules, are installed on a variety of Predator series UAS. As the most combat-proven unmanned aircraft system in the world, the Predator UAS provides continuous and persistent armed reconnaissance and battlefield support to ground troops.

September — Mercury announced the availability of a new, rugged, manpack-sized system, based on the Ensemble 1000 Series family of computing systems. The 2-slot PowerBlock 15 has a convection-cooled or cold-plate mountable design, suitable for deployment on small platforms operating in harsh environments. Approximately the size of an external hard drive, the portable system can be configured with any of the processing, I/O, or storage modules currently used in the award-winning 6-slot PowerBlock 50 chassis. Ensemble 1000 Series systems, using either the PowerBlock 15 or the PowerBlock 50 chassis, are scalable, are optimized for real-time applications, and balance processing power with high-bandwidth interprocessor communications and external I/O bandwidth.

Conference Call Information

Mercury will host a conference call on Tuesday, October 27, 2009, at 5:00 p.m. EDT to discuss the first quarter fiscal 2010 results and review the financial and business outlook going forward.

To listen to the conference call, dial (888) 747-4655 in the USA and Canada, and (913) 312-0721 in all other countries. The conference code number is 5349157. Please call five to ten minutes prior to the scheduled start time. This call will also be broadcast live over the web at www.mc.com/investor under “Financial Events”.

A replay of the call by telephone will be available from approximately 8:00 p.m. EDT on Tuesday, October 27, through 8:00 p.m. EST on Friday, November 6. To access the replay, dial (888) 203-1112 in the USA and Canada, and (719) 457-0820 in all other countries. Enter access code 5349157. A replay of the webcast of the call will be available for an extended period of time on the Financial Events page of the Company’s website at www.mc.com/investor.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, a non-GAAP financial measure adjusted to exclude certain non-cash and other specified charges, which the Company believes is useful to help investors better understand its past financial performance and prospects for the future. However, the presentation of adjusted EBITDA is not meant to be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes the adjusted EBITDA financial measure assists in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses this measure along with the corresponding GAAP financial measure to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.

Mercury Computer Systems, Inc. - Where Challenges Drive Innovation™

Mercury Computer Systems (www.mc.com, NASDAQ: MRCY) provides embedded computing systems and software that combine image, signal, and sensor processing with information management for data-intensive applications. With deep expertise in optimizing algorithms and software and in leveraging industry-standard technologies, we work closely with customers to architect comprehensive, purpose-built solutions that capture, process, and present data for defense electronics, semiconductor equipment manufacturing, commercial computing, homeland security, and other computationally challenging markets. Our dedication to performance excellence and collaborative innovation continues a 25-year history in enabling customers to gain the competitive advantage they need to stay at the forefront of the markets they serve.

Mercury is based in Chelmsford, Massachusetts, and serves customers worldwide through a broad network of direct sales offices, subsidiaries, and distributors.

Forward-Looking Safe Harbor Statement

This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to fiscal 2010 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, continued funding of defense programs, the timing of such funding, changes in the U.S. Government’s interpretation of federal procurement rules and regulations, market acceptance of the Company’s products, shortages in components, production delays due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and divestitures or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, timing and costs associated with disposing of businesses, and difficulties in retaining key customers. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2009. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Contact:

Robert Hult, CFO, Mercury Computer Systems, Inc.

978-967-1990

Challenges Drive Innovation, Converged Sensor Network, CSN, and Ensemble are trademarks; and Echotek, MultiCore Plus, PowerBlock, PowerStream, and RACE++ are registered trademarks of Mercury Computer Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

MERCURY COMPUTER SYSTEMS, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2009	June 30, 2009
Assets
Current assets:
Cash and cash equivalents	$49,250	$46,950
Marketable securities	44,767	44,977
Accounts receivable, net	35,304	28,595
Inventory	14,731	16,805
Option to sell auction rate securities at par	4,861	5,030
Prepaid expenses and other current assets	3,424	3,748

Total current assets	152,337	146,105
Property and equipment, net	7,524	7,960
Goodwill	57,653	57,653
Acquired intangible assets, net	2,477	2,911
Other non-current assets	5,895	4,743

Total assets	$225,886	$219,372

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$8,433	$3,770
Accrued expenses	6,783	7,449
Accrued compensation	6,550	9,372
Borrowings under line of credit and current capital lease obligations	33,114	33,408
Income taxes payable	3,682	2,316
Deferred revenues and customer advances	7,854	7,840
Current liabilities of discontinued operations	876	1,234

Total current liabilities	67,292	65,389

Deferred gain on sale-leaseback	7,581	7,870
Other non-current liabilities	1,308	1,074
Non-current capital lease obligations	—	2

Total liabilities	76,181	74,335

Shareholders’ equity:
Common stock	225	224
Additional paid-in capital	105,180	104,843
Retained earnings	43,671	39,313
Accumulated other comprehensive income	629	657

Total shareholders’ equity	149,705	145,037

Total liabilities and shareholders’ equity	$225,886	$219,372

MERCURY COMPUTER SYSTEMS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three months ended September 30
	2009	2008
Net revenues	$47,431	$44,840
Cost of revenues (1)	20,129	19,913

Gross profit	27,302	24,927

Operating expenses:
Selling, general and administrative (1)	11,344	12,085
Research and development (1)	10,196	10,251
Amortization of acquired intangible assets	434	1,010
Restructuring	273	239

Total operating expenses	22,247	23,585

Income from operations	5,055	1,342

Interest income	79	995
Interest expense	(57)	(838)
Other income (expense), net	254	(146)

Income from continuing operations before income taxes	5,331	1,353

Income tax expense	906	—

Income from continuing operations	4,425	1,353
Income (loss) from discontinued operations, net of tax	30	(3,129)
(Loss) gain on disposal of discontinued operations, net of tax	(97)	472

Net income (loss)	$4,358	$(1,304)

Basic earnings (loss) per share:
Income from continuing operations	$0.20	$0.06
Income (loss) from discontinued operations	—	(0.14)
(Loss) gain on disposal of discontinued operations	(0.01)	0.02

Net income (loss) per share	$0.19	$(0.06)

Diluted earnings (loss) per share:
Income from continuing operations	$0.19	$0.06
Income (loss) from discontinued operations	—	(0.14)
Gain on disposal of discontinued operations	—	0.02

Net income (loss) per share	$0.19	$(0.06)

Weighted average shares outstanding:
Basic	22,400	22,009

Diluted	22,741	22,283

(1) Includes stock-based compensation expense, which was allocated as follows:
Cost of revenues	$37	$68
Selling, general and administrative	$400	$730
Research and development	$52	$312

MERCURY COMPUTER SYSTEMS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three months ended September 30,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$4,358	$(1,304)
Depreciation and amortization	1,688	3,026
Other non-cash items, net	(1,626)	488
Changes in operating assets and liabilities	(1,929)	426

Net cash provided by operating activities	2,491	2,636

Cash flows from investing activities:
Sales (purchases) of marketable securities, net	402	109
Purchases of property and equipment, net	(817)	(1,111)
Proceeds from sale of discontinued operations, net	216	—
Acquisition of business, net of cash acquired, and acquisition of intangible assets	58	—

Net cash used in investing activities	(141)	(1,002)

Cash flows from financing activities:
Proceeds from employee stock option and purchase plans	73	166
Repurchases of common stock	(225)	(239)
Payments under line of credit	(259)	—
Payments under capital leases	(37)	(42)
Gross tax windfall from stock-based compensation	336	358

Net cash (used in) provided by financing activities	(112)	243

Effect of exchange rate changes on cash and cash equivalents	62	4

Net increase in cash and cash equivalents	2,300	1,881

Cash and cash equivalents at beginning of period	46,950	59,045

Cash and cash equivalents at end of period	$49,250	$60,926

UNAUDITED SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP MEASURES

Beginning with the first quarter of fiscal 2010, Mercury changed its non-GAAP measure for reporting financial performance to adjusted EBITDA. This financial measure excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. The adjustments to this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Stock-based compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards.

In accordance with SFAS No. 123R, stock-based compensation expense is calculated as of the grant date of each stock-based award, and generally cannot be changed or influenced by management after the grant date. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent with periods prior to the Company’s adoption of SFAS No. 123R, and allows comparisons of the Company’s operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation.

Amortization of acquired intangible assets. The Company incurs amortization of intangibles related to various acquisitions it has made in recent years. These intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent over time for both the Company’s newly-acquired and long-held businesses.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any correlation to underlying operating performance. Management believes that exclusion of depreciation expense allows comparisons of operating results that are consistent across past, present and future periods.

Restructuring. The Company incurs restructuring charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. Management believes this item is outside the normal operations of the Company’s business and is not indicative of ongoing operating results and that exclusion of this expense allows comparisons of operating results that are consistent across past, present and future periods.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results and that exclusion of these expenses allows comparisons of operating results that are consistent across past, present and future periods.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that have no relation to underlying operating performance. Management feels that exclusion of tax expense allows comparisons of operating results that are consistent across past, present and future periods.

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financed arrangements. These charges may vary from period to period due to changes in interest rates driven by general market conditions or other circumstances outside of the normal course of Mercury’s operations. Management believes that exclusion of these charges allows comparisons of operating results that are consistent across past, present and future periods.

Mercury uses adjusted EBITDA as a principal indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles adjusted EBITDA to GAAP income from continuing operations.

(in thousands, except per share data)

	Three months ended September 30,
	2009	2008
Income from continuing operations	$4,425	$1,353
Income tax expense	906	—
Interest (income) expense, net	(22)	(157)
Depreciation	1,254	1,500
Amortization of acquired intangible assets	434	1,010
Impairment of long-lived assets	—	—
Restructuring	273	239
Stock-based compensation expense	489	1,110

Adjusted EBITDA	$7,759	$5,055

MERCURY COMPUTER SYSTEMS, INC.

RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE

Quarter Ending December 31, 2009

Beginning with the first quarter of fiscal 2010, the Company changed its reported non-GAAP measure of financial performance to adjusted EBITDA. The Company defines adjusted EBITDA as income from continuing operations before interest income and expense, income taxes, depreciation, amortization of acquired intangible assets, restructuring, impairment of long-lived assets and stock-based compensation costs.

The following table reconciles adjusted EBITDA to GAAP income from continuing operations.

(in thousands, except per share data)

	RANGE
	LOW	HIGH
GAAP expectation — Loss from continuing operations per share	$(0.08)	$(0.04)

GAAP expectation — Income from continuing operations	$(1,800)	$(800)
Adjust for:
Income tax expense	(700)	(400)
Interest (income) expense, net	—	—
Depreciation	1,400	1,400
Amortization of acquired intangible assets	400	400
Impairment of long-lived assets	—	—
Restructuring	—	—
Stock-based compensation expense	1,300	1,300

Adjusted EBITDA expectation	$600	$1,900

CONTACT: Robert Hult, CFO of Mercury Computer Systems, Inc., +1-978-967-1990